EXHIBIT 23.1




ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Scientific Energy, Inc.


         We have issued an audit report dated January 14, 2004 for the year ended December 31, 2003 and 2002 for Scientific Energy, Inc. included in the Registration Statement Form SB-2. We consent to the use of our auditors report in the aforementioned registration statement.


                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
August 13, 2004